Exhibit 99.1
P.F. CHANG’S CHINA BISTRO, INC.
P.F. CHANG’S EARNS $0.40 PER SHARE
SCOTTSDALE, ARIZONA, (April 23, 2008) - P.F. Chang’s China Bistro, Inc. (NASDAQ: PFCB) today reported consolidated net income of $9.6 million for the first quarter ended March 30, 2008 compared to $10.5 million for the first quarter of the prior year. Net income per diluted share for the first quarter of both fiscal 2008 and the prior year was $0.40.

(000 except per share data)	1Q08	1Q07
Revenues	$308,580	$263,684

Income from continuing operations	$9,692	$10,758
Net income	$9,649	$10,465

Income from continuing operations per diluted share	$0.40	$0.41
Net income per diluted share	$0.40	$0.40

Weighted average shares — diluted	24,295	26,046
Net income for both years includes a loss from discontinued operations related to the Company’s previously announced decision to exit operation of its Taneko business. The Company did not reach a definitive agreement with the anticipated buyer announced in early January 2008 and continues to actively pursue the sale of Taneko’s long-lived assets during 2008.
For the first quarter of 2008, consolidated revenues were $308.6 million compared to $263.7 million for the first quarter of 2007. Sales at company-owned P.F. Chang’s China Bistro restaurants accounted for $236.1 million of consolidated revenues and sales at the Company’s Pei Wei Asian Diner restaurants accounted for $72.5 million of consolidated revenues.
For the 13 weeks ended March 30, 2008, comparable store sales increased 0.1% at the Bistro (including a 5% to 6% increase in the average check reflecting the net impact of price and menu mix changes) and decreased 2.4% at Pei Wei (including a slight increase in average check reflecting the net impact of price and menu mix changes) compared to the 13 weeks ended April 1, 2007. Comparable store sales at the Bistro increased 2.7% in January and decreased 1.5% and 1.2% for February and March, respectively. Comparable store sales at Pei Wei decreased 1.1%, 2.7%, and 3.5% for January, February and March, respectively.
During the first quarter of 2008, the Company opened five new Bistro restaurants and 11 new Pei Wei restaurants.
2008 Expectations
“Although revenues at both concepts for the first quarter surpassed our expectations, we continue to believe that consumers will remain under economic pressure for the rest of the year”, noted Rick Federico, CEO. “We are pleased with our first quarter earnings which reflect better than anticipated operating results, particularly our cost of sales margins and general & administrative costs which were more favorable than expected during the quarter. While we remain optimistic regarding our business, given the level of uncertainty surrounding the macro consumer environment, we are modestly increasing our earnings expectations for the year from a range of $1.32 — $1.38 per share to a range of $1.34 — $1.40 per share.”

The Company plans to open a total of 17 new Bistro restaurants and 25 new Pei Wei restaurants during 2008 and continues to expect full year fiscal 2008 consolidated revenues to increase 13 to 14 percent.
The Company is hosting a conference call today at 1:00 pm ET in which management will provide further details on the first quarter results. A webcast of the call can be accessed through the company’s website at http://www.pfcb.com.
P.F. Chang’s China Bistro, Inc. owns and operates two restaurant concepts in the Asian niche. P.F. Chang’s China Bistro features a blend of high-quality, traditional Chinese cuisine and American hospitality in a sophisticated, contemporary bistro setting. Pei Wei Asian Diner offers a modest menu of freshly prepared Asian cuisine in a relaxed, warm environment offering attentive counter service and take-out flexibility.
Note with respect to non-GAAP financial measures contained within Supplemental Financial Information
In addition to using GAAP results in evaluating the Company’s business, management measures restaurant operating income to assess the performance of its existing restaurant concepts. Restaurant operating income includes all ongoing costs related to operating the Company’s restaurants but excludes preopening expenses and partner investment expense. Because these costs are solely related to expansion of the Company’s business, they make an accurate assessment of the health of its ongoing operations more difficult and are therefore excluded. Additionally, general and administrative expenses are only included in the Company’s consolidated financial presentation as these costs relate to support of both restaurant concepts and are generally not specifically identifiable to individual restaurant operations. As the Company’s expansion is funded entirely from its ongoing restaurant operations, restaurant operating income is a primary consideration of management when determining whether and when to open additional restaurants. The non-GAAP financial information presented herein should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Please see the non-GAAP to GAAP reconciliation at the bottom of pages 4 through 6 of this press release for a reconciliation of restaurant operating income to the most directly comparable GAAP measure, income from operations.
Note with respect to forward looking statements
The statements contained in this press release that are not purely historical, including the Company’s estimates of its earnings, revenues and anticipated new restaurants are forward-looking statements. The accuracy of these forward-looking statements may be affected by certain risks and uncertainties, including, but not limited to, the Company’s ability to locate acceptable restaurant sites; open new restaurants and operate its restaurants profitably; the Company’s ability to hire, train and retain skilled management and other personnel; the company’s ability to access sufficient financing on acceptable terms; changes in consumer tastes and trends; customer acceptance of new concepts; national, regional and local economic and weather conditions; changes in costs related to food, utilities and labor; and other risks described in the Company’s recent SEC filings.

Contact: P.F. Chang’s China Bistro, Inc.		(480) 888-3000

Media:	Laura Cherry	laura.cherry@pfcb.com
Investor:	Mark Mumford	mark.mumford@pfcb.com

P.F. Chang’s China Bistro, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	13 Weeks Ended
	March 30,	April 1,
	2008	2007
Revenues	$308,580	$263,684
Costs and expenses:
Cost of sales	84,304	72,632
Labor	104,558	88,863
Operating	48,662	41,066
Occupancy	17,919	14,853
General & administrative	18,521	16,494
Depreciation & amortization	16,652	12,578
Preopening expense	2,824	2,539
Partner investment expense	411	(1,401)

Total costs and expenses	293,851	247,624

Income from operations	14,729	16,060
Interest and other income (expense), net	(934)	343
Minority interest	(705)	(1,647)

Income from continuing operations before provision for income taxes	13,090	14,756
Provision for income taxes	(3,398)	(3,998)

Income from continuing operations	9,692	10,758
Loss from discontinued operations, net of tax	(43)	(293)

Net income	$9,649	$10,465

Basic income per share:
Income from continuing operations	$0.40	$0.42
Loss from discontinued operations, net of tax	(0.00)	(0.01)

Net income	$0.40	$0.41

Diluted income per share:
Income from continuing operations	$0.40	$0.41
Loss from discontinued operations, net of tax	(0.00)	(0.01)

Net income	$0.40	$0.40

Weighted average shares used in computation — basic	23,972	25,488

Weighted average shares used in computation — diluted	24,295	26,046

P.F. Chang’s China Bistro, Inc.
Supplemental Financial Information

	2006	1Q07	2Q07	3Q07	4Q07	2007	1Q08

Units	259	269	283	299	316	316	332
Sales weeks	11,848	3,425	3,588	3,776	4,060	14,849	4,252
AWS	79,074	76,988	74,365	71,579	71,905	73,589	72,573

Revenues	936,864	263,684	266,823	270,282	291,933	1,092,722	308,580
Operating costs
Cost of sales	256,259	72,632	72,766	73,865	80,450	299,713	84,304
Labor	309,774	88,863	90,307	91,789	97,100	368,059	104,558
Operating	146,247	41,066	42,198	43,816	46,913	173,993	48,662
Occupancy	52,408	14,853	15,561	15,970	16,727	63,111	17,919
Minority interest	8,116	1,647	1,121	808	593	4,169	705
Depreciation & amortization	44,793	12,578	13,500	14,749	16,005	56,832	16,652
Restaurant operating income	119,267	32,045	31,370	29,285	34,145	126,845	35,780

Development costs
Preopening expenses	12,286	2,539	3,296	4,939	4,209	14,983	2,824
Partner investment expense	4,371	(1,401)	(468)	(71)	(72)	(2,012)	411

Other expenses
General and administrative (1)	56,030	16,494	15,684	17,186	17,604	66,968	18,521
Interest and other (income) expense, net	(1,315)	(343)	(179)	10	612	100	934
Provision for income taxes	13,712	3,998	3,407	1,618	2,540	11,563	3,398
Income from continuing operations	34,183	10,758	9,630	5,603	9,252	35,243	9,692
Loss from discontinued operations, net of tax	(930)	(293)	(353)	(328)	(2,206)	(3,180)	(43)
Net income	33,253	10,465	9,277	5,275	7,046	32,063	9,649

Income from continuing operations per FDS	$1.28	$0.41	$0.37	$0.21	$0.37	$1.36	$0.40

Fully diluted shares (FDS)	26,737	26,046	26,129	26,105	25,257	25,899	24,295

Revenues	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales	27.4%	27.5%	27.3%	27.3%	27.6%	27.4%	27.3%
Labor	33.1%	33.7%	33.8%	34.0%	33.3%	33.7%	33.9%
Operating	15.6%	15.6%	15.8%	16.2%	16.1%	15.9%	15.8%
Occupancy	5.6%	5.6%	5.8%	5.9%	5.7%	5.8%	5.8%
Minority interest	0.9%	0.6%	0.4%	0.3%	0.2%	0.4%	0.2%
Depreciation & amortization	4.8%	4.8%	5.1%	5.5%	5.5%	5.2%	5.4%

Restaurant operating income	12.7%	12.2%	11.8%	10.8%	11.7%	11.6%	11.6%

Preopening expenses	1.3%	1.0%	1.2%	1.8%	1.4%	1.4%	0.9%
Partner investment expense	0.5%	(0.5%)	(0.2%)	(0.0%)	(0.0%)	(0.2%)	0.1%
General and administrative (1)	6.0%	6.3%	5.9%	6.4%	6.0%	6.1%	6.0%
Interest and other (income) expense, net	(0.1%)	(0.1%)	(0.1%)	0.0%	0.2%	0.0%	0.3%
Provision for income taxes	1.5%	1.5%	1.3%	0.6%	0.9%	1.1%	1.1%

Income from continuing operations	3.6%	4.1%	3.6%	2.1%	3.2%	3.2%	3.1%

Loss from discontinued operations, net of tax	(0.1%)	(0.1%)	(0.1%)	(0.1%)	(0.8%)	(0.3%)	(0.0%)

Net income	3.5%	4.0%	3.5%	2.0%	2.4%	2.9%	3.1%

Reconciliation of Non-GAAP Financial Information to GAAP measures:
Restaurant operating income	119,267	32,045	31,370	29,285	34,145	126,845	35,780
Add: Minority interest	8,116	1,647	1,121	808	593	4,169	705
Less: General and administrative (1)	(56,030)	(16,494)	(15,684)	(17,186)	(17,604)	(66,968)	(18,521)
Less: Preopening expenses	(12,286)	(2,539)	(3,296)	(4,939)	(4,209)	(14,983)	(2,824)
Less: Partner investment expense	(4,371)	1,401	468	71	72	2,012	(411)

Income from operations	54,696	16,060	13,979	8,039	12,997	51,075	14,729

Note : Consolidated results include the impact of Shared Services and Other as well as the Bistro and Pei Wei concepts

(1)	Consolidated general and administrative expenses includes the costs of supporting the Company, including all concepts

Concept: P.F. Chang’s China Bistro
Supplemental Financial Information

	2006	1Q07	2Q07	3Q07	4Q07	2007	1Q08

Units	152	153	157	162	172	172	177
Sales weeks	7,187	1,979	2,028	2,078	2,204	8,289	2,275
AWS	105,265	104,592	102,615	100,325	102,514	102,486	103,763
Revenues	756,634	207,028	208,174	208,544	225,997	849,743	236,089

Operating costs
Cost of sales	206,567	56,781	56,696	56,943	62,158	232,578	64,410
Labor	247,097	69,312	69,827	69,946	73,834	282,919	79,318
Operating	115,465	31,684	32,194	32,981	35,004	131,863	36,324
Occupancy	40,683	11,217	11,598	11,739	12,505	47,059	12,981
Minority interest	6,993	1,333	837	599	582	3,351	497
Depreciation & amortization	34,451	9,483	10,054	10,861	11,896	42,294	12,265
Restaurant operating income	105,378	27,218	26,968	25,475	30,018	109,679	30,294

Revenues	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales	27.3%	27.4%	27.2%	27.3%	27.5%	27.4%	27.3%
Labor	32.7%	33.5%	33.5%	33.5%	32.7%	33.3%	33.6%
Operating	15.3%	15.3%	15.5%	15.8%	15.5%	15.5%	15.4%
Occupancy	5.4%	5.4%	5.6%	5.6%	5.5%	5.5%	5.5%
Minority interest	0.9%	0.6%	0.4%	0.3%	0.3%	0.4%	0.2%
Depreciation & amortization	4.6%	4.6%	4.8%	5.2%	5.3%	5.0%	5.2%

Restaurant operating income	13.9%	13.1%	13.0%	12.2%	13.3%	12.9%	12.8%

Reconciliation of Non-GAAP Financial Information to GAAP measures:
Restaurant operating income	105,378	27,218	26,968	25,475	30,018	109,679	30,294
Add: Minority interest	6,993	1,333	837	599	582	3,351	497
Less: Preopening expenses	(8,004)	(1,256)	(1,790)	(2,974)	(2,992)	(9,012)	(1,729)
Less: Partner investment expense	(3,475)	1,926	753	433	246	3,358	245

Income from operations	100,892	29,221	26,768	23,533	27,854	107,376	29,307

Note: General and administrative expenses are reflected in the Company’s consolidated results

Concept: Pei Wei Asian Diner
Supplemental Financial Information

	2006	1Q07	2Q07	3Q07	4Q07	2007	1Q08

Units	107	116	126	137	144	144	155
Sales weeks	4,661	1,446	1,560	1,698	1,856	6,560	1,977
AWS	38,668	39,177	37,592	36,359	35,523	37,037	36,667
Revenues	180,230	56,656	58,649	61,738	65,936	242,979	72,491

Operating costs
Cost of sales	49,692	15,851	16,070	16,922	18,292	67,135	19,894
Labor	62,677	19,551	20,480	21,843	23,266	85,140	25,240
Operating	30,782	9,382	10,004	10,835	11,909	42,130	12,338
Occupancy	11,725	3,636	3,963	4,231	4,222	16,052	4,938
Minority interest	1,123	314	284	209	11	818	208
Depreciation & amortization	9,205	2,823	3,164	3,417	3,718	13,122	4,056
Restaurant operating income	15,026	5,099	4,684	4,281	4,518	18,582	5,817

Revenues	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales	27.6%	28.0%	27.4%	27.4%	27.7%	27.6%	27.4%
Labor	34.8%	34.5%	34.9%	35.4%	35.3%	35.0%	34.8%
Operating	17.1%	16.6%	17.1%	17.5%	18.1%	17.3%	17.0%
Occupancy	6.5%	6.4%	6.8%	6.9%	6.4%	6.6%	6.8%
Minority interest	0.6%	0.6%	0.5%	0.3%	0.0%	0.3%	0.3%
Depreciation & amortization	5.1%	5.0%	5.4%	5.5%	5.6%	5.4%	5.6%

Restaurant operating income	8.3%	9.0%	8.0%	6.9%	6.9%	7.6%	8.0%

Reconciliation of Non-GAAP Financial Information to GAAP measures:
Restaurant operating income	15,026	5,099	4,684	4,281	4,518	18,582	5,817
Add: Minority interest	1,123	314	284	209	11	818	208
Less: Preopening expenses	(4,283)	(1,283)	(1,506)	(1,965)	(1,217)	(5,971)	(1,095)
Less: Partner investment expense	(896)	(525)	(285)	(362)	(174)	(1,346)	(656)

Income from operations	10,970	3,605	3,177	2,163	3,138	12,083	4,274

Note: General and administrative expenses are reflected in the Company’s consolidated results

P.F. Chang’s China Bistro
Supplemental Sales Information (Company Owned)
Year of Unit Opening (1)

	Pre-2001	2001	2002	2003	2004	2005	2006	2007	2008	Total

Units	51	13	14	18	18	18	20	20	5	177

Sales (000)

1Q08	77,380	19,067	18,306	25,155	20,281	21,118	23,785	26,976	3,992	236,060

Average Weekly Sales (AWS)

1Q08	116,712	112,823	100,580	107,502	86,670	90,248	91,482	103,752	102,364	103,763

Year-Over-Year Change in AWS (2)

1Q08	-0.4%	1.4%	0.6%	0.8%	0.6%	0.2%	-7.9%	3.5%	—	-0.8%

Year-Over-Year Change Comp Store Sales (3)

Units	51	13	14	18	18	18	14	—	—	146

1Q08	-0.4%	1.4%	0.6%	0.8%	0.6%	0.2%	-2.0%	—	—	0.1%

(1)	Includes all restaurants opened in the period indicated.

(2)	A unit is included in the year-over-year change in AWS in the thirteenth month of operation.

(3)	A unit becomes comparable in the eighteenth month of operation.

Pei Wei Asian Diner
Supplemental Sales Information
Year of Unit Opening (1)

	2000	2001	2002	2003	2004	2005	2006	2007	2008	Total

Units	1	4	11	17	20	24	30	37	11	155

Sales (000)

1Q08	730	2,086	5,725	8,942	10,617	11,441	13,494	15,167	4,289	72,491

Average Weekly Sales (AWS)

1Q08	56,165	40,115	40,034	40,460	40,833	36,669	34,599	31,531	40,863	36,667

Year-Over-Year Change in AWS (2)

1Q08	-6.7%	-8.4%	-7.6%	-4.7%	-0.7%	-0.5%	-2.1%	-18.7%	—	-3.5%

Year-Over-Year Change Comp Store Sales (3)

Units	1	4	11	17	20	24	23	—	—	100

1Q08	-6.7%	-8.4%	-7.6%	-4.7%	-0.7%	-0.5%	1.4%	—	—	-2.4%

(1)	Includes all restaurants opened in the period indicated.

(2)	A unit is included in the year-over-year change in AWS in the thirteenth month of operation.

(3)	A unit becomes comparable in the eighteenth month of operation.